                                                                    EXHIBIT 10.6


                                 MUTUAL RELEASE



     THIS MUTUAL RELEASE ("Release") dated this 5th day of December, 1997, is by and among PREMIERE TECHNOLOGIES, INC., a Florida corporation, and PREMIERE COMMUNICATIONS, INC., a Florida corporation (collectively, "Premiere"), and D. GREGORY SMITH ("Smith").

     WHEREAS, Smith has served as a director, officer and employee of Premiere; and

     WHEREAS, Premiere and Smith have agreed to terminate their business relationship; and

     WHEREAS, Premiere and Smith desire to resolve certain differences arising out of their business relationship.

     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Premiere and Smith agree as follows:

     1. ACKNOWLEDGMENT OF TERMINATION. Premiere and Smith hereby acknowledge that Smith resigned as a director and officer of Premiere Technologies, Inc. effective September 4, 1997, but that Smith continued as an employee of Premiere Technologies, Inc., and as an employee, officer and director of Premiere Communications, Inc. and certain affiliates, through November 29, 1997, and resigned from such positions effective as of such date.

     2. EXECUTION OF VOTING AGREEMENT. Concurrently with the execution of this Release by Premiere, Smith will execute a copy of the Voting Agreement provided by Premiere in the form attached hereto as Exhibit A.

     3. STOCK OPTIONS. Premiere agrees that Smith shall retain 360,000 of the 480,000 options to purchase shares of Premiere Technologies, Inc. common stock which are attributable to Smith's services to Premiere for 1997, which vested on November 5, 1997, pursuant to that certain Amended and Restated Executive Employment and Incentive Option Agreement dated November 6, 1995 (the "Option Agreement"). In compromise of the dispute between the parties, Smith hereby waives any right to the remaining 120,000 options attributable to his services to Premiere for 1997, and waives any right to the 250,000 options granted in June 1997 in lieu of bonus compensation, and agrees that all such options shall be deemed cancelled.

     4. ACKNOWLEDGMENT OF RESTRICTIVE COVENANTS. Smith hereby acknowledges and agrees to comply with the restrictive covenants contained in Section 5 of that certain Amended and Restated Executive Employment Agreement by and between Premiere Communications, Inc. and Smith dated November 6, 1995 (the "Employment Agreement"), and Section 6 of the Option Agreement by and between Premiere Technologies, Inc. and Smith dated November 6, 1995. Smith further agrees that such restrictive covenants shall be enforceable (to the full extent that such covenants are enforceable) under the laws of the State of Florida, without regard to Florida choice of law rules.

     5. RELEASE OF CLAIMS BY SMITH. Smith, on behalf of himself and the "Smith Parties" (as defined below), hereby releases, forgives and discharges Premiere, its affiliates and their respective directors, officers, agents, attorneys, servants, representatives, and employees, past and present, and each of them (hereinafter individually and collectively, the "Smith Releasees") from and against any and all claims, demands, and causes of action, whether fixed or contingent, matured or unmatured, whether known or unknown, suspected or unsuspected, including, without limitation, any claims for any benefit, compensation, equity interest, bonus or otherwise under the Option Agreement or the Employment Agreement, except as described in Section 3 of this Release, by Smith or his agents, attorneys, servants, representatives, and employees, past and present, and each of them (hereinafter individually and collectively, the "Smith Parties"). The Smith Parties further expressly waive and relinquish all rights afforded them by any law, rule, regulation or court decision of the United States, the State of Florida, the State of Georgia, or any other governmental authority, which rule, regulation or court decision otherwise acts to preserve any such claims or other legal rights being released hereby of which the Smith Parties do not know or suspect to exist in their favor at the time of executing this Release.

     6. RELEASE OF CLAIMS BY PREMIERE. Premiere, on behalf of itself, and the "Premiere Parties" (as defined below), hereby releases, forgives and discharges Smith, his affiliates and their respective agents, attorneys, servants, representatives and employees, past and present, and each of them (hereinafter individually and collectively, the "Premiere Releasees") from any and all claims, demands, and causes of actions, whether matured or unmatured, fixed or contingent, whether known or unknown, suspected or unsuspected by Premiere, its affiliates or their respective directors, officers, agents, attorneys, servants, representatives and employees, past and present, and each of them (hereinafter individually and collectively, the "Premiere Parties"). The Premiere Parties further expressly waive and relinquish all rights afforded to them by any law, rule, regulation or court decision of the United States, the State of Florida, the State of Georgia or any other governmental authority, which rule, regulation or decision otherwise acts to preserve any such claims or any other legal rights being released hereby of which the Premiere Parties do not know or suspect to exist in their favor at the time of executing this Release. This Section 6 shall not be construed to release Smith from the operation of the restrictive covenants described in Section 4 hereof from and after the date hereof.

     7. NO ASSIGNMENT OR TRANSFER OR RELEASE OF CLAIMS. Premiere and Smith hereby expressly warrant and represent that no portion of any claim, right, demand, action or cause of action that they have, might have, or had against any of the parties released herein, nor any portion of any recovery or settlement to which they might be entitled, has been assigned, transferred to any person or corporation in any manner whatsoever, including by way of subrogation, operation of law or otherwise. In the event that any claim, right, demand, action or cause of action shall be made or instituted against the parties released herein because of any such purported assignment or transfer, the parties hereto agree to indemnify one another and hold harmless the parties so released herein from and against such claim, right, demand, action or cause of action.

     8. NO ADMISSIONS. This Release, and the transactions contemplated hereby, are a compromise and settlement of disputed claims and in no way constitute an admission by any party of any fault whatsoever or any liability whatsoever in connection with any matter or thing.

     9. SOLE CONSIDERATION. Premiere and Smith understand and agree that the consideration recited in this Release is the sole and exclusive consideration for this Release. Further, Premiere and Smith agree that no promise, inducement, representation or agreement not contained in this Release has been made by any party on any subject in connection with the negotiation, execution, delivery, or performance of this Release.

     10. REPRESENTATION BY COUNSEL. Premiere and Smith hereby acknowledge that they have been fully represented by legal counsel in connection with the negotiation, execution, and delivery of this Release. Each party represents and warrants that he/it has been afforded the opportunity to ask questions of, request documentation and information from and conduct any required inquiry with respect to, the other party hereto and that each such party has received all requested answers, documentation and information and completed all inquiries which such party has, in its sole judgment, deemed necessary or appropriate.

     11. FURTHER ASSURANCES. Premiere and Smith hereby agree to take all actions and to execute all documents reasonably required to effectuate the purposes of this Release.

     12. GOVERNING LAW; JURISDICTION AND ATTORNEY'S FEES. Actions brought in Florida under this Release shall be governed by and construed in accordance with the internal laws of the State of Florida, without regard to Florida choice of law rules. Actions brought in Georgia under this Release shall be governed by and construed in accordance with the internal laws of the State of Georgia, without regard to Georgia choice of law rules, except as to any claim based on the restrictive covenants referred to in Section 4 above. Premiere and Smith hereby agree that any litigation (a) instituted by Premiere shall be resolved exclusively in the federal or state courts located in Tampa, Florida and (b) instituted by Smith shall be resolved exclusively in the federal or state courts located in Atlanta, Georgia. Premiere and Smith hereby irrevocably consent to the personal jurisdiction of such courts. In the event of any litigation arising hereunder, the prevailing party therein shall be entitled to an award of legal fees and costs incurred therein.

     IN WITNESS WHEREOF, the parties hereby have executed this Release as of the date first above written.


                         PREMIERE TECHNOLOGIES, INC.


                         By:  /s/ Patrick G. Jones
                              ------------------------
                         Title:  Senior Vice President
                                 ---------------------



                         PREMIERE COMMUNICATIONS, INC.


                         By:  /s/ Patrick G. Jones
                              ------------------------
                         Title:  Senior Vice President
                                 ---------------------



                         /s/ D. Gregory Smith
                         -----------------------------
                         D. GREGORY SMITH

                  EXHIBIT A TO THE MUTUAL RELEASE BY AND AMONG
           PREMIERE TECHNOLOGIES, INC., PREMIERE COMMUNICATIONS, INC.
                              AND D. GREGORY SMITH

                                VOTING AGREEMENT

                                VOTING AGREEMENT


     VOTING AGREEMENT dated as of December __, 1997, between David Gregory Smith (the "STOCKHOLDER") and Premiere Technologies, Inc., a Georgia corporation ("COMPANY").

     WHEREAS, the Stockholder and Company have entered into a mutual release as of the date hereof (the "MUTUAL RELEASE");

     WHEREAS, as of the date hereof, the Stockholder beneficially owns shares of common stock, par value $.01 per share, of the Company ("COMPANY COMMON STOCK"); and

     WHEREAS, as a condition to the willingness of Company to enter into the Mutual Release, Company has requested that the Stockholder agree, and in order to induce Company to enter into the Mutual Release, the Stockholder has agreed, to enter into this Agreement with respect to all the shares of Company Common Stock now beneficially owned and of which the Stockholder may hereafter acquire beneficial ownership (the "SHARES") and any other securities, if any, which the Stockholder is entitled to vote at any meeting of stockholders of the Company (the "OTHER SECURITIES").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. VOTING AGREEMENT. The Stockholder hereby agrees that, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the holders of shares of Company Common Stock, the Stockholder shall vote (or cause to be voted) the Shares and the Other
Securities: (i) in favor of the approval of the issuance of shares of Company Common Stock pursuant to an Agreement and Plan of Merger, dated as of November 13, 1997 (the "MERGER AGREEMENT") by and among the Company, Nets Acquisition Corp., a wholly owned subsidiary of Company, and Xpedite Systems, Inc., which provides for the merger of Nets Acquisition Corp. with and into Xpedite Systems, Inc.; (ii) in favor of the approval of an amendment to Company's Second Amended and Restated 1995 Stock Plan, which will increase the number of shares of Common Stock reserved for issuance from 4,000,000 to 8,000,000; and (ii) against any action, any failure to act, or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement (before giving effect to any materiality or similar qualifications contained therein). The Stockholder agrees that the Stockholder shall not enter into any agreement or understanding with any person or entity the effect of which would be to violate the provisions and agreements contained in this Section 1.

     2. IRREVOCABLE PROXY. The Stockholder hereby irrevocably appoints Company and each of its officers, as the Stockholder's attorney and proxy pursuant to the provisions of Section 14-2-722 of the Georgia Business Corporation Code, with full power of substitution, to vote and otherwise act (by written consent or otherwise) with respect to the Shares and the Other Securities, which the Stockholder is entitled to vote at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, on the matters and in the manner specified in Section 1. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. The Stockholder hereby revokes all other proxies and powers of attorney with respect to the Shares and the Other Securities that the Stockholder may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Stockholder with respect thereto. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Stockholder and any obligation of the Stockholder under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of the Stockholder. The Shareholder hereby affirms that the irrevocable proxy set forth in this Section 2 is given in connection with the execution of this Agreement and the Mutual Release of even date hereof, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

     3. TERMINATION. This Agreement shall terminate upon the earlier of (a) the termination of the Merger Agreement for any reason whatsoever and (b) the effective time of the Merger and, except as set forth below, the parties hereto shall have no further rights or obligations with respect thereto, except as a result of any prior breach thereof.

     4. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     5. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

     6. AMENDMENTS. This Agreement may not be amended, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

     7. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, facsimile transmission, mail (registered or certified mail, postage prepaid, return receipt requested), or courier service providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

     If to Stockholder, to

       David Gregory Smith
       1907 Oakmont Avenue
       Tampa, Florida 33629

     with a copy to:

       Foley & Lardner
       100 North Tampa Street
       Suite 2700
       Tampa, Florida 33602
       Attn:  Russell T. Alba, Esq.

     If to the Company, to the address set forth below:

       Premiere Technologies, Inc.
       The Lenox Building, Suite 400
       3399 Peachtree Road NE
       Atlanta, Georgia 30326
       Attn: President and CEO

     with a copy delivered to:

       Premiere Technologies, Inc.
       The Lenox Building, Suite 400
       3399 Peachtree Road NE
       Atlanta, Georgia 30326
       Attn: General Counsel

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

8. SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges that a breach by it of any agreement contained in this Agreement will cause the other parties to sustain damage for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved parties shall be entitled to the remedy of specific performance of such agreement and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

9. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, without giving effect to the principles of conflicts of law thereof.

10. RESTRICTIVE LEGEND. The Stockholder and the Company hereby agree that the Stockholder's Shares, and options or warrants to acquire shares of Company Common Stock ("OPTIONS"), whether now owned or hereafter acquired, shall be certificated by the Company, and that the Company shall place the following legend on any new or existing certificate representing the Stockholder's Shares or Options:

          "Transfer and voting of the securities represented by this certificate are subject to restrictions set forth in a Voting Agreement dated December 5, 1997, a copy of which may be obtained from the Company at its principal executive offices."

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



                              -----------------------------
                              Name: David Gregory Smith



                              PREMIERE TECHNOLOGIES, INC.



                              By:
                                  -------------------------
                              Name: Patrick G. Jones
                              Title:  Senior Vice President